Exhibit 24.4

POWER OF ATTORNEY

I, Heather Gordon, appoint Gayle Levy my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in my name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to the registration statement for the Fixed Contingent Deferred Annuity Contract issued by Merit Life Insurance Co., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2023.

/s/ Heather Gordon
Heather Gordon